                                                                       EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of October 31, 1998, by and among BMC Software, Inc., a Delaware corporation ("BMC"), Ranger Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of BMC ("Merger Sub"), and Boole & Babbage, Inc., a Delaware corporation ("Boole").


                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of BMC and Boole deem it desirable and in the best interests of their respective corporations and their respective stockholders that Merger Sub be merged with and into Boole, pursuant to the provisions of Section 251 of the Delaware General Corporation Law ("DGCL"), in exchange for the consideration provided for in the Plan and Agreement of Merger attached hereto as Exhibit A ("Plan of Merger"), and have proposed, declared advisable, and approved such merger pursuant to this Agreement and the Plan of Merger, which have been duly approved by resolutions of the respective boards of directors of BMC and Boole;

         WHEREAS, for federal income tax purposes, it is intended that the merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto acknowledge the execution and delivery of that certain Stock Option Agreement of even date herewith between Boole (as grantor) and BMC (as grantee) (the "Stock Option Agreement") concurrently with the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the Merger (as hereinafter defined), the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of common stock, par value $.001 per share ("Boole Common Stock"), of Boole into shares of common stock, par value $.01 per share ("BMC Common Stock"), of BMC, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:


                                   ARTICLE I

                                     MERGER

         1.1. The Merger. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Plan of Merger, at the Effective Time (as hereinafter defined) Merger
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Sub shall be merged with and into Boole (the "Merger"), the separate existence of Merger Sub shall cease, and Boole (i) shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") under the corporate name "Boole & Babbage, Inc.", (ii) shall be governed by the laws of the State of Delaware, (iii) shall maintain a registered office in the State of Delaware at 1209 Orange Street, Wilmington, Delaware 19801 and shall (iv) succeed to and assume all of the rights, properties and obligations of Merger Sub and Boole in accordance with the DGCL. Subject to the terms and conditions of this Agreement and the Plan of Merger, BMC agrees, at or prior to the Closing (as hereinafter defined), to cause Merger Sub to execute and deliver the Plan of Merger in form and substance substantially similar to the form attached hereto as Exhibit A. Subject to the terms and conditions of this Agreement and the Plan of Merger, Boole agrees, at or prior to the Closing, to execute and deliver the Plan of Merger in form and substance substantially similar to the form attached hereto as Exhibit A.

         1.2. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, on a date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article V or at such other time and place and on such other date as BMC and Boole shall agree; provided that the conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         1.3. Effective Time. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to become effective by filing with the Secretary of State of the State of Delaware, a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the time of filing the certificate of merger with the Secretary of State of the State of Delaware being the "Effective Time").

         1.4. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions would reasonably be expected to materially adversely affect the business, results of operations or financial condition of BMC or Boole, in each case including its respective subsidiaries together with it taken as a whole, as the case may be. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change:
(i) a change in the trading prices of either of BMC's or Boole's equity securities between the date hereof and the Effective Time, in and of itself;
(ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either BMC or Boole operate or arising from changes in general business or economic conditions; (iii) effects, changes, events, circumstances or conditions directly attributable to (a) out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (b) the payment by BMC or Boole of all amounts due to any officers or employees of Boole under employment contracts, non-competition agreements, employee benefit plans or severance arrangements; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as BMC and Boole; (v) any effects, changes, events, circumstances or conditions (including, without limitation, non-governmental
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litigation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or a loss of employees) resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; and (vi) any effects, changes, events, circumstances or conditions resulting from compliance by BMC or Boole with the terms of, or the taking of any action contemplated or permitted by, this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                    OF BOOLE

         Boole represents and warrants subject to the exceptions specifically described in writing in the respective sections of the disclosure schedule delivered by Boole to BMC and dated the date hereof (the "Boole Disclosure Schedule") as follows:

         2.1. Organization and Standing. Boole is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Boole.

         2.2.    Agreement Authorized and its Effect on Other Obligations.
Upon approval and adoption of this Agreement and approval of the Merger by the stockholders of Boole, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Boole, and this Agreement will be a valid and binding obligation of Boole enforceable against Boole in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and
(ii) general principles of equity. The Stock Option Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Boole, and the Stock Option Agreement is a valid and binding obligation of Boole enforceable against Boole in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and
(ii) general principles of equity. The Stock Option Agreement and the consummation of the transactions contemplated thereby do not conflict with or cause a violation, breach or default of any term or provision of (i) the certificate of incorporation or bylaws of Boole or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which Boole or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on Boole. At the Effective Time, the consummation of the Merger will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, (i) the certificate of incorporation or bylaws of Boole or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which Boole or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on Boole. Section 2.2 of the Boole Disclosure Schedule lists all holders of any material indebtedness for borrowed money of Boole as of the date of this Agreement, the lessors of any material property leased by Boole and the other parties to any Material Contract (as defined in Section 2.9) to which Boole is a party as of the date of this Agreement in each case whose consent to the Merger is required.

         2.3. Capitalization. The authorized capitalization of Boole consists of 2,000,000 shares of preferred stock, par value $.001 per share, of which as of the date hereof no shares were issued and outstanding and 45,000,000 shares of common stock, par value $.001 per share (the "Boole Common Stock"), of which at September 30, 1998, 27,667,249 shares were issued and outstanding, and an additional 8,453,000 shares were reserved for issuance in conjunction with various employee benefit plans; at September 30, 1998, 3,065,930 shares of Boole Common Stock were held in Boole's treasury. All of such outstanding shares are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any stockholder.
Section 2.3 of the Boole Disclosure Schedule sets forth a complete list as of the date of this Agreement of all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of Boole, the owners thereof and the amounts owned.

         2.4. Subsidiaries. Section 2.4 of the Boole Disclosure Schedule lists the subsidiary corporations of Boole existing at September 30, 1998, and shows as to each of such subsidiary corporations the percentage of the total outstanding stock thereof which is owned by Boole at such date. All outstanding shares of stock of the subsidiary corporations owned by Boole are validly issued, fully paid, and nonassessable, and Boole has good and valid title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"), except for shares of capital stock or other similar ownership interests of certain subsidiaries of Boole that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries. Each such subsidiary is a corporation duly organized, validly existing, and in good standing (or equivalent concept with respect to jurisdictions that do not recognize such concept) under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Time will be, duly qualified or licensed to do business and is, or on the Effective Time will be, in good standing (or equivalent concept with respect to jurisdictions that do not recognize such concept) as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Boole. As hereinafter used in this Article II, the term "Boole" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary; provided, however, that for purposes of Sections
2.7.1 and 2.20, the term "Boole" further includes any corporation, trade, business or entity under common control with Boole within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

         2.5. Reports and Financial Statements. Boole has previously furnished or made available (including through the SEC EDGAR system) to BMC true and complete copies of (a) all annual reports filed by Boole with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1995, (b) Boole's quarterly and other reports filed with the Commission since September 30, 1995, (c) all definitive proxy solicitation materials filed by Boole with the Commission since September 30, 1995, and (d) any registration statements of Boole declared effective by the Commission since September 30, 1995. The consolidated financial statements of Boole and its subsidiaries included in Boole's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by Boole under the Exchange Act subsequent thereto (collectively, the "Boole Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will fairly present, the consolidated financial position for Boole and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material and for the absence of footnotes). The Boole Reports did not at the time each of the Boole Reports was filed with the Commission (or, if amended or superseded by a subsequent filing, then on the date of such filing), and (if filed after the date hereof) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under whey they were made, not misleading. Since September 30, 1995, Boole has filed with the Commission all reports required to be filed by Boole under the Exchange Act and the rules and regulations of the Commission.

         2.6. Liabilities. Boole has no liabilities of the type required to be disclosed in the consolidated financial statements of Boole prepared in accordance with generally accepted accounting principles applied on a consistent basis, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the Boole Reports and
(ii) liabilities incurred in the ordinary course of business consistent with past practices.

         2.7. Additional Boole Information. Set forth in Section 2.7 of the Boole Disclosure Schedule are true, complete and correct lists of the following items, and Boole agrees that upon the request of BMC, it will furnish to BMC true, complete and correct copies of any documents referred to in such lists:

                 2.7.1. Employee Compensation Plans. All bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements that are in effect as of the date of this Agreement covering active, former or retired employees of Boole (collectively, "Boole Plans"), together with copies of the most recent Internal Revenue Service determination letters that have been received, if any, with respect to such plans;

                 2.7.2. Certain Salaries. The names and salary rates as of the date of this Agreement of all officers and employees of Boole as of the date of this Agreement whose regular annual base salary rate as of the date of this Agreement is $125,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended September 30, 1998, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to such employees from and after the date of this Agreement;

                 2.7.3. Employee Agreements. Any collective bargaining agreements of Boole as of the date of this Agreement with any labor union or other similar representative of employees, including amendments, supplements, and understandings, and all employment and consulting agreements of Boole as of the date of this Agreement with employees whose regular annual base salary exceeds $125,000 and with consultants whose annual compensation from Boole exceeds $125,000; and

                 2.7.4. Guaranties. All material third party indebtedness, liabilities and commitments of others as to which Boole is a guarantor, endorser, co-maker, surety, or accommodation maker (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

         2.8. Certain Agreements. The consummation of the transactions contemplated by this Agreement will not cause or result in the acceleration or vesting of any benefits, payments or rights covering active, former or retired employees of Boole under (i) any Boole Plans or (ii) any other agreements to which Boole is a party.

         2.9. No Undisclosed Contracts or Defaults. Except as may be specified in the Boole Reports, Boole is not a party as of the date of this Agreement, to, or bound as of the date of this Agreement by, any material contract or arrangement of a nature required to be filed as an exhibit to an annual report filed by Boole under the Exchange Act which is to be performed after the Effective Time (a "Material Contract"), nor is Boole in default in any material obligation or covenant on its part to be performed under any lease or other contract that is material to the business of Boole and its subsidiaries taken as a whole.

         2.10. Absence of Certain Changes and Events. Except as set forth in the Boole Reports, other than as a result of the transactions contemplated by this Agreement, between June 30, 1998 and the date of this Agreement, there has not been:

                 2.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations or business of Boole which could reasonably be expected to have a Material Adverse Effect on Boole;

                 2.10.2. Property Damage. Any damage, destruction, or loss to the business or properties of Boole (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Boole;

                 2.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Boole Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Boole of any such stock, except pursuant to Boole's publicly announced stock repurchase program;

                 2.10.4. Labor Disputes. Any labor dispute (other than routine grievances); or

                 2.10.5. Employment Arrangements. Any increase in compensation, bonus, deferred compensation, stock options or other consideration of any employee or director other than in the ordinary course of business consistent with past practice.

         2.11.   Taxes.

                 2.11.1. Tax Returns Filed; Taxes Paid. Except with respect to failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Boole, (i) all returns and reports ("Tax Returns") of or with respect to any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
         (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto ("Tax" or "Taxes") which are required to be filed on or before the Closing by or with respect to Boole have been or will be duly and timely filed, (ii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to Boole have been or will be satisfied in full in all respects, and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                 2.11.2. Open Returns Disclosed. All federal and state income and franchise Tax Returns of or with respect to Boole with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in Section 2.11 of the Boole Disclosure Schedule.

                 2.11.3. Extensions Disclosed. As of the date of this Agreement, there is not in force any extension of time with respect to the due date for the filing of any federal or state income or franchise Tax Return of or with respect to Boole or any waiver or agreement for any extension of time for the assessment or payment of any federal or state income or franchise Tax of or with respect to Boole.

                 2.11.4. Claims Disclosed. There is no claim against Boole for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed in writing with respect to any Tax Return of or with respect to Boole other than those which could not reasonably be expected to have a Material Adverse Effect on Boole.

                 2.11.5. Scheduled Tax Liabilities Sufficient. The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 2.5 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Boole up to and through the periods covered thereby.

                 2.11.6. Tax Allocation Agreements. There are no Tax allocation or sharing agreements other than between or among Boole and its wholly owned subsidiaries.

                 2.11.7. No Tax Liens. Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of Boole.

                 2.11.8. Change of Accounting Method. Boole will not be required to include any amount in income for any taxable period beginning after September 30, 1997 as a result of a change in accounting method for any taxable period or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                 2.11.9. Partnerships; Foreign Corporations. As of the date of this Agreement, none of the property of Boole is held in an arrangement for which partnership Tax Returns are being filed, and as of the date of this Agreement, Boole does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of Boole.

                 2.11.10. Safe Harbor Leases; Tax-Exempt Use Property. As of the date of this Agreement, none of the property of Boole is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

                 2.11.11. Section 341(f) Election. Boole has not made an election under section 341(f) of the Code.

                 2.11.12. Actions Preventing Treatment as a Reorganization. Neither Boole nor, to the knowledge of Boole, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
         Section 368(a) of the Code.

         2.12.   Intellectual Property.  For purposes of this Section 2.12 and
Section 2.14, "Third Party Distributed Software" means the third party software programs currently being distributed by Boole, whether as integrated or bundled with any of Boole's software products or as a separate stand-alone product, and "Internally Developed Software" means all software programs developed for or on behalf of Boole and currently being distributed by Boole and all software products or programs under development by Boole but not currently distributed, other than Third Party Distributed Software. Third Party Distributed Software and Internally Developed Software shall collectively be referred to as the "Software Programs."

                 2.12.1. Ownership. Boole exclusively owns all Internally Developed Software, including without limitation those Software Programs listed on Section 2.12.1 of the Boole Disclosure Schedule, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (other than object code end-user licenses in the ordinary course of business and Marketing Agreements). Boole exclusively owns all material patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other material intellectual property rights, trade secrets and other confidential or proprietary information, processes and formulae embodied in the Internally Developed Software (the "Intellectual Property"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (other than object code end-user licenses in the ordinary course of business and Marketing Agreements). Section 2.12 of the Boole Disclosure Schedule contains a complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents relating to the Internally Developed Software.

                 2.12.2. Notices. In no instance has the eligibility of the Internally Developed Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                 2.12.3. Protection. The source code and related technical system documentation for the Internally Developed Software are protected by Boole as trade secrets in accordance with trade secret protections sufficient to maintain trade secret status under applicable law. The source code and related technical system documentation for the Internally Developed Software have been disclosed by Boole only to (i) employees and contractors who have had a "need to know" the contents thereof in connection with the performance of their duties to Boole and who have executed nondisclosure agreements substantially in the form provided by Boole to BMC, and (ii) third parties under source code escrow agreements.

                 2.12.4. Personnel. All personnel who during the three years prior to the date hereof have been employees, agents, consultants and contractors of Boole and who (on behalf of Boole) have contributed to or participated in the conception and development of Internally Developed Software and related technical documentation that is material to the operation of Boole's business have executed nondisclosure agreements substantially in the form provided by Boole to BMC and have executed appropriate instruments of assignment in favor of

         Boole as assignee that have conveyed to Boole, effective, and exclusive ownership of all tangible and intangible property thereby arising.

                 2.12.5. Third-Party Software. Section 2.12.5 of the Boole Disclosure Schedule contains a complete list of material Third Party Distributed Software. Section 2.12.5 of the Boole Disclosure Schedule lists all license agreements for the use of all such material Third Party Software and, if any such software is not licensed, the basis of the use of such software by Boole. Boole has not taken any action that could, or failed to take any action, the failure of which could, reasonably be expected to (i) give rise to the termination by a licensor of Boole's license to distribute any material Third Party Distributed Software or (ii) materially restrict Boole's right of use of any material Third Party Distributed Software under any license agreement or other right of use, in each case subject to any right Boole may have to receive notice of and/or cure or remedy such action or failure to act.

                 2.12.6. No Infringement. The Internally Developed Software and, to Boole's knowledge as of the date of this Agreement, the Third Party Distributed Software do not infringe and will not infringe any copyright or trade secret of any person or entity, and, to Boole's knowledge, no part of the Internally Developed Software nor the use thereof for their intended purposes (and to Boole's knowledge as of the date of this Agreement, no part of the Third Party Distributed Software nor the use thereof for their intended purposes) infringes or will infringe any valid and subsisting patent or other exclusionary right of any third party. As of the date of this Agreement, no written claims have been asserted against Boole by any person or entity as to the use of any of the Intellectual Property.

                 2.12.7. Integrity. Except with respect to demonstration or trial copies, no portion of the Internally Developed Software or, to Boole's knowledge as of the date of this Agreement, the Third Party Distributed Software contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

                 2.12.8. Year 2000. The Software Programs are Year 2000 Compliant. As used in this Section 2.12.8 and Section 3.15, "Year 2000 Compliant" means that (a) the performance of the software will not be adversely affected by any date change involving dates in the 20th and 21st century and (b) use of the software will not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century, provided that such date data is in the correct format for such software as specified in the applicable documentation for such software.

         2.13.   Intentionally omitted.

         2.14.   Software Contracts.

                 2.14.1. End-User Agreements. Section 2.14.1 of the Boole Disclosure Schedule sets forth a complete example of each of Boole's current standard end user license agreements with respect to the Internally Developed Software (the "Standard Licenses"). Section
         2.14.1 of the Boole Disclosure Schedule accurately identifies each license transaction (with customer name redacted if desired) which generated $200,000 or more of revenues during the fiscal year ended September 30, 1998.

                 2.14.2. Marketing Agreements. Section 2.14.2 of the Boole Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, remarketing, distribution, licensing or promotion of the Software Programs or any other Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor or other remarketer or sales organization (the "Marketing Agreements"), which generated 5% or more of Boole's revenues during the preceding four fiscal quarters.

         2.15. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property and assets sold, used or otherwise disposed of in the ordinary course of business for fair value or no longer necessary for the operation of Boole's business, Boole has good and valid title to or valid leasehold interests in all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of Boole included in the Boole Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of Boole included in the Boole Reports, (ii) liens for current taxes or other governmental charges or levies not yet due and payable, (iii) Encumbrances that are created, arise or exist under or in connection with any leases or other contracts or other matters referred to in the Boole Disclosure Schedule, (iv) Encumbrances that relate to or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, and (v) such imperfections of title, easements and Encumbrances, if any, as do not and will not materially detract from the value of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Boole leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective, except as validity or effectiveness may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and
(ii) general principles of equity; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Boole and in respect to which Boole has not taken reasonable steps to prevent a default from occurring. The buildings and premises of Boole that are used in its business are in good and sufficient operating condition and repair for the continued conduct of Boole's business on a basis consistent with past practice, subject to ordinary wear and tear. All major items of equipment of Boole are in good and sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of Boole's business on a basis consistent with past practice, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         2.16.   Intentionally omitted.

         2.17.   Environmental Compliance.

                 2.17.1. Environmental Conditions. There are no materials or substances that are regulated by Applicable Environmental Laws (as defined in Section 2.17.3) on any real property owned by Boole as a result of the actions of Boole or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on Boole.

                 2.17.2. Permits, etc. Boole has in full force and effect all environmental permits, licenses, approvals and other authorizations required under Applicable Environmental Laws to conduct its operations and is operating in material compliance thereunder.

                 2.17.3. Compliance. Boole's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
         (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or
         (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (49 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C.
         Section  7401 et seq.), the Toxic Substances Control Act (17 U.S.C.
         Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C.
         Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Boole.

                 2.17.4. Environmental Claims. No written notice has been served on Boole from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Boole or which have been cured or corrected in all material respects.

                 2.17.5. Renewals. Boole does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Boole's assets for their current purposes and uses.

                 2.17.6. Environmental Documents. There are no environmental orders or decrees material to current operations conducted by Boole and there have not been any environmental audits, assessments, investigations or reviews conducted within the last five years on any property owned or used by Boole.

         2.18. Compliance with Other Laws. Except as set forth in the Boole Reports, Boole is not in violation of or in default with respect to the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Boole.

         2.19. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Boole and its counsel directly with BMC and its counsel, without the intervention on behalf of Boole of any other person as the result of any act of Boole, and so far as is known to Boole, without the intervention on behalf of Boole of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, other than financial advisory fees to be paid by Boole to Morgan Stanley & Co. in connection with the transaction under financial arrangements disclosed to BMC.

         2.20. Compliance with ERISA. Boole has made available to BMC a copy of each Boole Plan, any related summary plan description, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, and: (i) each Boole Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each Boole Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and, to the knowledge of Boole, nothing has occurred since the date of the last qualification, registration or approval to materially and adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the Boole Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Boole Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Boole, nothing has occurred to cause the loss of such qualified status; (v) no Boole Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or, to the knowledge of Boole, anticipated material claims against or otherwise involving any of the Boole Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Boole Plan activities) has been brought against or with respect to any Boole Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the Boole Plans have been made or provided for; (viii) Boole has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Boole; (ix) Boole has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) Boole has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the Boole Plans; (xi) to the knowledge of Boole, no act, omission or transaction has occurred which would result in imposition on Boole of (a) a civil penalty assessed pursuant to subsections (c), (i) or (l) of
Section 502 of ERISA, (b) breach of fiduciary duty liability damages under
Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the Boole Plans or otherwise by Boole which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) Boole has no obligations for retiree health and life benefits under any Boole Plan, except as set forth on Section 2.20 of the Boole Disclosure Schedule, and there are no restrictions on the rights of Boole to amend or terminate any such Boole Plan without incurring any liability thereunder.

         2.21. Investigations; Litigation. Except as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to Boole or any of the transactions contemplated by this Agreement is pending or, to Boole's knowledge is, as of the date of this Agreement, threatened, nor, as of the date of this Agreement, has any governmental entity indicated to Boole an intention to conduct the same, and (ii) except as set forth in the Boole Reports, as of the date of this Agreement, there is no action, suit or proceeding pending or, to Boole's knowledge, threatened against or affecting Boole at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Boole.

         2.22. Product Warranty. There are no existing liabilities or, to the knowledge of Boole, likely liabilities, arising from claims regarding the performance or design of the products and services sold by Boole either in the past or at present for which adequate reserves have not been established on the most recent balance sheet in the Boole Reports that in the aggregate could reasonably be expected to have a Material Adverse Effect on Boole.

         2.23. Information for Proxy Statement. All information and data (including financial statements) concerning Boole which is or will be furnished by Boole and included in the registration statement and proxy statement (collectively, the "Proxy Statement") issued in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         2.24. Investment Company. Boole is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         2.25. Pooling. Neither Boole, nor to the knowledge of Boole, any of its affiliates has taken or agreed to take any action that would prevent Boole from being a "poolable entity" in accordance with generally accepted accounting principles and the Regulations of the Securities and Exchange Commission.

         2.26. Article IX of Boole's Certificate of Incorporation and Section 203 of the Delaware General Corporation Law. As of the date hereof and at all times on or prior to the Effective Time, neither the provisions of Section A of
Article IX of Boole's Certificate of Incorporation nor Section 203 of the DGCL are or will apply to this Agreement, the Stock Option Agreement, the Merger or the transactions contemplated hereby and thereby, including the purchase of shares of Boole by BMC under the Stock Option Agreement, and the Board of Directors of Boole, has unanimously approved such transactions.

         2.27. Inapplicability of Certain Statutes. Boole is not subject to any state takeover law that might apply to the Merger or any of the other transactions contemplated by this Agreement. Boole is not subject to Section 2115 of the California Corporations Code.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF BMC AND MERGER SUB

         BMC and Merger Sub represent and warrant subject to the exceptions specifically described in writing in the respective sections of the disclosure schedule delivered by BMC to Boole and dated the date hereof (the "BMC Disclosure Schedule") as follows:

         3.1. Organization and Standing. Each of BMC and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on BMC. As hereinafter used in this Article III, the term "BMC" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary; provided, however, that for purposes of Section 3.9, the term "BMC" further includes any corporation, trade, business or entity under common control with BMC within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

         3.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BMC and Merger Sub, and this Agreement is a valid and binding obligation of BMC and Merger Sub enforceable against BMC and Merger Sub in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity. At the Effective Time and except as specified in Section 3.2 of the BMC Disclosure Schedule, the consummation of the Merger will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of BMC or Merger Sub or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which BMC or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on BMC.

         3.3. Capitalization. (a) The capitalization of BMC consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which at September 30, 1998 no shares were issued or outstanding; and 600,000,000 shares of BMC Common Stock, par value $.01 per share, of which at September 30, 1998, 217,259,162 shares were issued and outstanding, an additional 36,756,693 shares were reserved for issuance in connection with various BMC benefit plans and an additional 5,966,100 shares were reserved for issuance upon exercise of outstanding warrants; at September 30, 1998, 1,531,279 shares of BMC Common Stock were held in BMC's treasury. Other than as set forth above, BMC has no outstanding options, warrants or obligations of any kind to issue shares of its capital stock.

         (b) The capitalization of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any liens, claims or encumbrances by BMC.

         3.4. Reports and Financial Statements. BMC has previously furnished or made available (including through the SEC EDGAR system) to Boole true and complete copies of (a) all annual reports filed by BMC with the Commission pursuant to the Exchange Act, since September 30, 1995, (b) BMC's quarterly and other reports filed with the Commission since September 30, 1995,
(c) all definitive proxy solicitation materials filed by BMC with the Commission since September 30, 1995, and (d) any registration statements of BMC declared effective by the Commission since September 30, 1995. The consolidated financial statements of BMC and its subsidiaries included in BMC's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by BMC under the Exchange Act subsequent thereto (the "BMC Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will fairly present, the consolidated financial position for BMC and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material and for the absence of footnotes). The BMC Reports did not at the time each of the BMC Reports was filed with the Commission (or, if amended or superseded by a subsequent filing, then on the date of such filing), and (if filed after the date hereof) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Since September 30, 1995, BMC has filed with the Commission all reports required to be filed by BMC under the Exchange Act and the rules and regulations of the Commission.

         3.5. Liabilities. BMC has no liabilities of the type required to be disclosed in the consolidated financial statements of BMC prepared in accordance with generally accepted accounting principles applied on a consistent basis, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the BMC Reports and (ii) liabilities incurred in the ordinary course of business consistent with past practices.

         3.6. No Undisclosed Defaults. Except as may be specified in the BMC Reports, BMC is not in default in any material obligation or covenant on its part to be performed under any lease or other contract that is material to the business of BMC and its subsidiaries taken as a whole.

         3.7. Absence of Certain Changes and Events in BMC. Except as set forth in the BMC Reports, other than as a result of the transactions contemplated by this Agreement, between June 30, 1998 and the date of this Agreement, there has not been:

                 3.7.1. Financial Change. Any adverse change in the financial condition, operations, or business of BMC which could reasonably be expected to have a Material Adverse Effect on BMC;

                 3.7.2. Property Damage. Any damage, destruction, or loss to the business or properties of BMC (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on BMC;

                 3.7.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of BMC's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock; or

                 3.7.4. Labor Disputes. Any labor dispute (other than routine grievances).

         3.8. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BMC and its counsel, directly with Boole or its counsel, without the intervention on behalf of BMC of any other person as the result of an act of BMC and, so far as known to BMC, without the intervention on behalf of BMC of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than financial advisory fees to be paid by BMC to Goldman, Sachs & Co. in connection with the merger contemplated by this Agreement.

         3.9. Compliance With ERISA. BMC will make available to Boole a copy of all bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of BMC (collectively, the "BMC Plans"), any related summary plan description, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, the most recent reports with respect to such plans, trust agreements and annuity or insurance contracts filed with any governmental agency, all Internal Revenue Service determination letters that have been received with respect to such plans and: (i) each BMC Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each BMC Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the BMC Plans comply, in all material respects, with the requirements of ERISA and the Code, and any BMC Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (v) no BMC Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or anticipated material claims against or otherwise involving any of the BMC Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of BMC Plan activities) has been brought against or with respect to any BMC Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the BMC Plans have been made or provided for; (viii) BMC has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a) of ERISA, currently or formerly maintained by BMC; (ix) BMC has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) BMC has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the BMC Plans; (xi) no act, omission or transaction has occurred which would result in imposition on BMC of (a) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, (b) breach of fiduciary duty liability damages under
Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the BMC Plans or otherwise by BMC which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) BMC does not have any obligations for retiree health and life benefits under any BMC Plan, except as set forth on Section 3.9 of the BMC Disclosure Schedule, and there are no restrictions on the rights of BMC to amend or terminate any such BMC Plan without incurring any liability thereunder.

         3.10. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to BMC in connection with any of the transactions contemplated by this Agreement is pending or, to BMC's knowledge is, as of the date of this Agreement, threatened, nor, as of the date of this Agreement, has any governmental entity indicated to BMC an intention to conduct the same and (ii) except as set forth in the BMC Reports, as of the date of this Agreement, there is no action, suit or proceeding pending or, to BMC's knowledge, threatened against or affecting BMC or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BMC.

         3.11. Information for Proxy Statement. All information and data (including financial statements) concerning BMC which is or will be furnished by BMC and included in the Proxy Statement to be issued in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         3.12. Actions Preventing Treatment as a Reorganization. Neither BMC nor, to the knowledge of BMC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         3.13. Pooling. Neither BMC, nor to the knowledge of BMC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations of the Commission (a "Pooling Transaction").

         3.14. BMC Common Stock. The BMC Common Stock to be issued in connection with the Merger has been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

         3.15. Year 2000. All software programs currently being marketed by BMC are Year 2000 Compliant.

                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE TIME

         4.1. Agreements of Boole. Boole agrees that from the date hereof to the Effective Time, except (i) to the extent BMC shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or (ii) as set forth or referred to in the section of the Boole Disclosure Schedule corresponding to the respective section of this Article IV, it will:

                 4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner in an effort to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it, and in connection therewith it shall not substantially and adversely deviate from its licensing and pricing practices;

                 4.1.2. No Delay. Not take any action or enter into any transaction which would materially affect the ability of Boole to, or materially delay Boole's ability to, complete the transactions contemplated by this Agreement;

                 4.1.3. Maintenance of Books and Records. Maintain its books of accounts and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 4.1.4. Compliance with Law. Duly comply with all laws applicable to it and to the conduct of its business, except where the failure to comply with such laws would not have a Material Adverse Effect on Boole;

                 4.1.5. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary, advisable or proper (i) to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, (ii) to insure that the representations and warranties made by it herein are true and correct at the Effective Time such that the condition contained in Section 5.2.1 would be satisfied, (iii) to fully perform all covenants made by it herein and
         (iv) to satisfy timely all other obligations imposed upon it by this Agreement;

                 4.1.6. Inspection. Upon reasonable advance notice, permit BMC and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement; provided, however, that Boole shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of Boole would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of Boole with respect to confidentiality, (iii) jeopardize protections afforded Boole under the attorney-client privilege or the attorney work product doctrine, or (iv) materially interfere with the conduct of Boole's business; and

                 4.1.7. Maintenance of Intellectual Property. Not take any action that would, or not fail to take any action the failure of which would, materially and adversely affect its Intellectual Property.

         4.2. Agreements of BMC and Boole. Each party agrees to take (or not to take, as the case may be) the following actions after the date hereof:

                 4.2.1. Hart-Scott-Rodino. Each party shall promptly file such materials as are required under HSR with respect to the transactions contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings. Each party shall promptly make and effect all other registrations, filings and submissions required to be made or effected by it pursuant to the Securities Act, the Exchange Act and any other applicable legal requirements with respect to the Merger. Without limiting the generality of the foregoing, each party agrees to (i) promptly provide all information requested by any governmental entity in connection with the Merger or any of the other transactions contemplated by this Agreement; (ii) promptly take, and cause its affiliates to take, all actions and steps necessary to obtain any antitrust clearance or similar clearance required to be obtained from the Federal Trade Commission, the Department of Justice, any state attorney general, any foreign competition authority or any other governmental entity in connection with the transactions contemplated by this Agreement; (iii) give the other party prompt notice of the commencement of any investigation, action or legal proceeding by or before any governmental entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (iv) keep the other party informed as to the status of any such investigation, action or legal proceeding, and (v) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental entity regarding the Merger. Each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any investigation, action or legal proceeding under or relating to HSR or any other federal or state or foreign antitrust, competition or fair trade law. In addition, except as may be prohibited by any governmental entity or by any law, rule or regulation, in connection with any investigation, action or legal proceeding under or relating to HSR or any other federal or state or foreign antitrust, competition or fair trade law or any other similar investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such investigation, action or legal proceeding;

                 4.2.2. Proxy Statement. Each party shall cooperate in the preparation and prompt filing of the Proxy Statement with the Commission with respect to the meeting of Boole's stockholders called for the purpose of, among other things, securing stockholder approval of the Merger. Each party shall use all reasonable efforts to have the Proxy Statement declared effective by the Commission as promptly as practicable after it is filed with the Commission;

                 4.2.3. Notice of Material Development. Each party will promptly notify the other party in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate and which would reasonably be expected to result in a Material Adverse Effect, (ii) any Material Adverse Effect on such party and (iii) any material breach by such party of any covenant or agreement contained in this Agreement;

                 4.2.4. Pooling. Each party shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction; and

                 4.2.5. Tax Treatment. Neither party shall (before or after the Effective Time) take any action or fail to take any action which action or failure to act would prevent, or would reasonably be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each party shall use all reasonable efforts to obtain the opinions of counsel referred to in Sections 5.1.8 and 5.2.4, respectively.

         4.3. Additional Agreements of Boole. Boole agrees that from the date hereof to the Effective Time, except (i) to the extent BMC shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or (ii) as set forth or referred to in the section of the Boole Disclosure Schedule corresponding to the respective section of this Article IV, it will:

                 4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less without the payment of severance compensation or (ii) provide for any increase in compensation, including, without limitation, any modification of any stock option agreements, outside the ordinary course of business consistent with past practice, or severance payments or benefits covering a period beyond the termination date (other than those which BMC has previously approved) except as contemplated by this Agreement or as may be required by law;

                 4.3.2. Prohibition of Certain Loans. Not incur any indebtedness for borrowed money except for borrowings incurred in the ordinary course of business consistent with past practices;

                 4.3.3. Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature which would exceed $1,000,000, in the aggregate, except as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business and except as may be required by law;

                 4.3.4.   Intentionally omitted;

                 4.3.5. Maintenance of Insurance. Maintain insurance (or self insurance reserves) on its properties and with respect to the conduct of its business of such kinds and in such substantially similar amounts as presently carried by it, which insurance (or self insurance reserves) may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Time any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of BMC and Boole under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductibles, if of material significance to the assets or operations of Boole) but it shall promptly notify BMC in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by BMC, and upon the Effective Time all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Boole;

                 4.3.6.   Boole Acquisition Proposals.

                          4.3.6.1.  No Solicitation.  Not directly or
                 indirectly, or authorize or permit any of its respective agents to: (i) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information) any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase by a third party (other than BMC or an affiliate of BMC) of a substantial amount of assets of, or any equity interest in, Boole or any merger, consolidation, business combination, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Boole (in each case, other than as permitted by Section 4.1.1, Section 4.3.8 or any other provision of this Agreement) (collectively, "Boole Transaction Proposals") or agree to or endorse any Boole Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any Boole Transaction Proposal, or furnish to another person (other than BMC or a representative of BMC) any information with respect to its business, properties or assets for the purpose of facilitating any Boole Transaction Proposal, provided, however, that nothing contained in this
                 Section 4.3.6.1 or elsewhere in this Agreement shall prohibit Boole from (A) furnishing information pursuant to an appropriate confidentiality letter concerning Boole and its businesses, properties or assets to a third party who has made a Superior Boole Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with a third party who has made a Superior Boole Transaction Proposal or (C) following receipt of a Superior Boole Transaction Proposal, taking and disclosing to its stockholders a position (including a positive recommendation) with respect thereto or changing, withdrawing or withholding the approval or recommendation by Boole's board of directors of this Agreement or the Merger, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of Boole concludes in good faith following advice of its outside counsel, represented by a written opinion, that such action is reasonably necessary in order for the board of directors of Boole to comply with its fiduciary obligations to Boole's stockholders under applicable law. If the board of directors of Boole receives a Boole Transaction Proposal, then Boole shall immediately inform BMC of the terms and conditions of such proposal and the identity of the person making it and shall keep BMC fully informed of the status and details of any such Boole Transaction Proposal and of all steps it is taking in response to such Boole Transaction Proposal; provided that nothing contained in this Section
                 4.3.6.1 or elsewhere in this Agreement shall prohibit Boole or its board of directors from (i) making such disclosure to Boole's stockholders or taking any action which, in the good faith judgment of Boole's board of directors based on a written opinion of its outside counsel, may be required under applicable law, including Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) filing with the Commission a report on Form 8-K with respect to this Agreement and, only in the event BMC shall have previously filed a copy of this Agreement with the Commission, filing a copy of this Agreement and any related agreements as an exhibit to such report. For purposes of this Agreement, the term "Superior Boole Transaction Proposal" shall mean a bona fide Boole Transaction Proposal that the board of directors of Boole determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to Boole and Boole's stockholders than the Merger, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

                          4.3.6.2. Acceptance of Superior Boole Transaction Proposals. If (i) this Agreement is terminated by BMC or Boole pursuant to Section 6.1.5 hereof and there shall not have occurred a Material Adverse Effect on BMC, or (ii) (A) prior to the time of the meeting of Boole's stockholders at which a final vote is taken by such stockholders on a proposal to approve and adopt this Agreement and to approve the Merger, there is publicly announced by a third party (other than BMC or an affiliate of BMC) a proposal for Another Boole Transaction (as defined below); (B) the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Boole Common Stock outstanding as of the record date for such meeting of stockholders shall not have been obtained at such meeting; (C) at or prior to the time of such meeting of Boole's stockholders, there shall not have occurred a Material Adverse Effect on BMC; and (D) Boole enters into an acquisition agreement which provides for Another Boole Transaction or Another Boole Transaction is consummated (in each case with any third party which after the date of this Agreement and before termination of this Agreement has publicly announced a proposal for Another Boole Transaction), in either case within twelve months after the date of termination of this Agreement, then, in any such event unless this Agreement has been terminated by Boole pursuant to Section 6.1.4, Section 6.1.6,
                 Section 6.1.8 or Section 6.1.9, Boole shall pay to BMC simultaneously with termination by Boole in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another Boole Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by BMC for such purpose), a fee (the "Break-Up Fee") in an amount equal to $30.0 million. For purposes of this Paragraph 4.3.6.2, the term "Another Boole Transaction" shall mean any transaction pursuant to which (1) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than BMC or any affiliate of BMC) (each, a "Third Party") acquires 50% or more of the outstanding Boole Common Stock, (ii) a Third Party acquires 25% or more of the total assets of Boole taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with Boole other than in a transaction in which holders of Boole Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) Boole distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of Boole on a consolidated basis (it being understood that stock of subsidiaries constitute assets of Boole for purposes of this Paragraph 4.3.6.2).

                 4.3.7. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock;

                 4.3.8. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Section 4.3.8 or elsewhere in this Agreement shall restrict or prohibit (a) the issuance by Boole of shares of Boole Common Stock upon exercise of options previously granted under existing benefit plans or the issuance of Boole Common Stock under the Boole Employee Stock Purchase Plan ("ESPP"), (b) the issuance of options to purchase up to 100,000 shares of Boole Common Stock per calendar quarter so long as such options (i) are granted at fair market value on the date of grant, and (ii) vest over four years in accordance with Boole's normal vesting schedule, (c) the issuance of shares of Boole Common Stock upon the exercise of the options referred to in clause "(b)" of this sentence, or (d) Boole from formally issuing option agreements in connection with option grants approved by Boole's board of directors or a committee thereof prior to the date of this Agreement;

                 4.3.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 4.3.10. Supplemental Financial Statements. Deliver to BMC, within 90 days after the end of the fiscal year ended September 30, 1998 the audited consolidated financial statements of Boole included in its report on Form 10-K. Deliver to BMC, within 45 days after the end of each fiscal quarter of Boole beginning December 31, 1998 and through the Effective Time, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of Boole, and as of the corresponding fiscal quarter of the previous fiscal year;

                 4.3.11. Stockholders' Meeting. Call and hold a meeting of stockholders as soon as practicable, but in any event no later than 60 days after the Commission has indicated that it has no further comments on the Proxy Statement for the purpose of considering and acting upon a proposal to approve this Agreement and the Merger; provided, however, that if Boole shall fail to hold a meeting of stockholders by the 60-day deadline solely because of a delay directly caused by BMC or because of an event outside of the control of Boole, such 60-day deadline shall be extended by the number of days by which BMC or the event outside of the control of Boole shall have been responsible for delaying the Boole stockholders' meeting; and

                 4.3.12. Union Contracts and Boole Plans. Not (i) enter into or modify any collective bargaining agreement with any labor union or other similar representative of employees, (ii) increase the compensation or benefits of any employee of Boole or any of its subsidiaries other than in the ordinary course of business, (iii) except as contemplated by this Agreement, amend or terminate any Boole Plan, or (iv) enter into or adopt any new employee benefit plan, policy or arrangement.

         4.4. Additional Agreements of BMC. BMC agrees that from the date hereof to the Effective Time, it will:

                 4.4.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business in the usual, regular, and ordinary manner;

                 4.4.2. No Delay. Not take any action or enter into any transaction which would materially affect the ability of BMC to, or materially delay BMC's ability to, complete the transactions contemplated by this Agreement;

                 4.4.3. No Amendment to Certificate of Incorporation, etc. Except as otherwise provided herein, not amend its certificate of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its Common Stock;

                 4.4.4. Inspection. Upon reasonable advance notice, permit Boole and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement; provided, however, that BMC shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of BMC would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of BMC with respect to confidentiality, (iii) jeopardize protections afforded BMC under the attorney-client privilege or the attorney work product doctrine, or (iv) materially interfere with the conduct of BMC's business;

                 4.4.5. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options (other than (i) options previously authorized by the compensation committee of BMC's board of directors,
         (ii) options granted to new personnel upon commencement of employment or (iii) options granted in the ordinary course of business as to three percent (3%) of the outstanding BMC Common Stock) or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Section 4.4.5 shall restrict or prohibit the issuance by BMC of shares of BMC Common Stock upon exercise of options previously granted under existing employee benefit plans, the issuance of shares of BMC Common Stock upon exercise of outstanding warrants, or the issuance of up to 2,000,000 shares of BMC Common Stock in the acquisition of other businesses in "non-dilutive" (for financial reporting purposes) transactions if such acquired businesses would not individually or collectively constitute a "significant subsidiary" of BMC;

                 4.4.6. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 4.4.7. Issuance of BMC Common Stock. Take all action reasonably necessary to register the "issuance" of BMC Common Stock to the stockholders of Boole in connection with the Merger under the Securities Act of 1933, as amended (the "Securities Act"). BMC also shall take any action reasonably required to be taken under state blue sky or securities laws and under other applicable laws, rules and regulations in connection with the issuance of the BMC Common Stock pursuant to the Merger and pursuant to all assumed Boole Options;

                 4.4.8. Listing of BMC Stock. Take such steps as are required to accomplish, as of the Effective Time, the Notification of Additional Listing of the shares of BMC Common Stock to be issued pursuant to this Agreement and pursuant to all assumed Boole Options on the Nasdaq National Market; and

                 4.4.9. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary, advisable or proper (i) to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, (ii) to insure that the representations and warranties made by it herein are true and correct at the Effective Time such that the condition contained in Section 5.1.1 would be satisfied, (iii) to fully perform all covenants made by it herein and
         (iv) to satisfy timely all other obligations imposed upon it by this Agreement.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1. Conditions Precedent to Obligations of Boole. The obligations of Boole to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Boole in the manner contemplated by Section 6.4 before the Effective Time:

                 5.1.1. Representations and Warranties of BMC True at Effective Time. The representations and warranties of BMC herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on BMC (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); BMC shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by BMC before the Effective Time; and BMC shall have delivered to Boole a certificate, dated the Effective Time and signed on behalf of BMC by its chairman of the board and by its chief financial or accounting officer to both such effects.

                 5.1.2. No Material Litigation. No suit, action or other legal proceeding shall have been commenced by any United States federal or state, or any European country, governmental entity with respect to the Merger and shall be pending, before any court or governmental agency of competent jurisdiction which would reasonably be expected to have a Material Adverse Effect on BMC.

                 5.1.3. Stockholder Approval. At the meeting of stockholders of Boole to be held before the Effective Time, the holders of a majority of the shares of Boole Common Stock outstanding as of the record date for such meeting of stockholders shall have approved the Merger and this Agreement.

                 5.1.4. Hart-Scott-Rodino, etc. All waiting periods required by HSR and any applicable comparable European and Japanese laws and regulations shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of BMC, its affiliates or any component of Boole or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

                 5.1.5. Registration of BMC Common Stock. At or prior to the Effective Time the Proxy Statement shall have become effective under the Securities Act.

                 5.1.6. Stock Options. BMC shall have made effective provision for the assumption or substitution at the Effective Time of all stock options outstanding under plans maintained by or agreements entered into by Boole.

                 5.1.7. Ancillary Matters. Boole shall have received a favorable opinion from Morgan Stanley & Co. for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Boole stockholders of the Merger Consideration, which opinion shall not have been withdrawn at the Effective Time.

                 5.1.8. Tax Opinion. Cooley Godward LLP shall have delivered to Boole its written opinion (which may be based upon such representations, warranties and certificates it deems reasonable and appropriate under the circumstances) as of the date that the Proxy Statement is first mailed to Boole stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) BMC, Merger Sub and Boole will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of Boole Common Stock upon receipt of shares of BMC Common Stock in the merger, except with respect to any cash received in lieu of a fractional share interest in BMC Common Stock, and such opinion shall not have been withdrawn or modified in any material respect; provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to BMC renders such opinion to Boole.

         5.2. Conditions Precedent to Obligations of BMC. The obligations of BMC to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by BMC in the manner contemplated by Section 6.4 before the Effective Time:

                 5.2.1. Representations and Warranties of Boole True at Effective Time. The representations and warranties of Boole herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Boole (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); Boole shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Boole before the Effective Time; and Boole shall have delivered to BMC a certificate, dated the Effective Time and signed on behalf of Boole by its chief executive officer and by its chief financial or accounting officer to both such effects.

                 5.2.2. No Material Litigation. No suit, action or other legal proceeding shall have been commenced by any United States federal or state, or any European country, governmental entity with respect to the Merger and shall be pending before any court or governmental agency of competent jurisdiction which would reasonably be expected to have a Material Adverse Effect on Boole.

                 5.2.3. Hart-Scott-Rodino, etc. All waiting periods required by HSR and any applicable comparable European and Japanese laws and regulations shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or business of BMC, its affiliates or any component of Boole or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

                 5.2.4. Tax Opinion. Vinson & Elkins L.L.P. shall have delivered to BMC its written opinion (which may be based upon such representations, warranties and certificates it deems reasonable and appropriate under the circumstances) as of the date that the Proxy Statement is first mailed to Boole stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) BMC, Merger Sub and Boole will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) BMC, Merger Sub and Boole will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect; provided, however, that if Vinson & Elkins L.L.P. does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Boole renders such opinion to BMC.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

         6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Boole) before the Effective Time:

                 6.1.1. By Mutual Consent. By mutual written consent of BMC and Boole.

                 6.1.2.   By BMC Because of Conditions Precedent.  By BMC, if
         (i) there has been a breach by Boole of its representations, warranties, covenants, or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.2.1 would not be satisfied, and (ii) Boole fails to cure such breach within 30 business days after written notice thereof from BMC (except that no cure period shall be provided for any breach by Boole which by its nature cannot be cured).

                 6.1.3. By BMC Because of Material Adverse Change. By BMC, if there has been since September 30, 1998, a Material Adverse Change with respect to Boole which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within ten (10) business days following receipt by Boole of notice from BMC (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

                 6.1.4. By Boole Because of Conditions Precedent. By Boole, if (i) there has been a breach by BMC of any of its representations, warranties, covenants or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.1.1 would not be satisfied, and (ii) BMC fails to cure such breach within 30 business days after written notice thereof from Boole (except that no cure period shall be provided for any breach by BMC which by its nature cannot be cured).

                 6.1.5. By Boole or BMC Due to a Superior Boole Transaction Proposal. By Boole or BMC if, before the Effective Time, Boole's board of directors shall have withdrawn, withheld or modified in a manner adverse to BMC its approval of this Agreement or the Merger solely to the extent permitted by the terms, conditions and procedures set forth in Section 4.3.6.1.

                 6.1.6. By Boole Because of Material Adverse Change. By Boole, if there has been since September 30, 1998, a Material Adverse Change with respect to BMC which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within ten (10) business days following receipt by BMC of notice from Boole (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

                 6.1.7. By BMC or Boole Because of Statute or Order. By BMC or Boole if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated after the date of this Agreement (and shall remain in effect) prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered by a court of competent jurisdiction after the date of this Agreement (and shall not have been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 6.1.7 shall have used its reasonable best efforts to remove such order, decree, ruling or injunction.

                 6.1.8. By BMC or Boole if Merger not Effective by June 30, 1999. By either BMC or Boole, if all conditions to consummation of the Merger shall not have been satisfied or waived on or before June 30, 1999, other than as a result of a breach of this Agreement by the terminating party.

                 6.1.9. By BMC or Boole if Merger Cannot be Accounted for as a Pooling. By BMC or Boole if the Merger cannot for financial reporting purposes be accounted for as a "pooling of interests"; provided, however, this provision shall not be available to a party which has taken or has permitted any of its affiliates to take any action or which has failed to take or has permitted any of its affiliates to fail to take any action, that either alone or in combination with actions previously taken, disqualifies the Merger from such accounting treatment.

                 6.1.10. By BMC or Boole if Merger Not Approved by Boole Stockholders. By either BMC or Boole if (i) a meeting of the stockholders of Boole (including any adjournments thereof) shall have been held and completed and Boole's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger, and

         (ii) the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Boole Common Stock outstanding as of the record date for such meeting of stockholders shall not have been obtained.

         6.2. Termination by Board of Directors. An election of BMC to terminate this Agreement and abandon the Merger as provided in Section 6.1 shall be exercised on behalf of BMC by its board of directors. An election of Boole to terminate this Agreement and abandon the Merger as provided in Section
6.1 shall be exercised on behalf of Boole by its board of directors.

         6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of
Section 4.3.6.2 shall survive such termination and abandonment and (ii) neither party shall be released or relieved from any liability arising from any willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors.

         6.5. Expense on Termination. If the Merger is abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1. Assumption of Options. Promptly after the Effective Time, BMC will notify in writing each holder of a Boole Option of the assumption of the Boole Option and that such option will become an option to purchase BMC Common Stock in accordance with Section 1.10 of the Plan of Merger. Promptly after the Effective Time, BMC shall cause all shares of BMC Common Stock issuable upon exercise of the assumed Boole Options to be registered under an effective Form S-8 Registration Statement (or other comparable form) filed with the Commission.

         7.2. Indemnification of Directors and Officers. (a) From and after the Effective Time, BMC shall (and BMC shall cause the Surviving Corporation to) indemnify and hold harmless each present and former director and officer of Boole, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and BMC shall (and BMC shall cause the Surviving Corporation to) fulfill and honor in all respects the obligations of Boole pursuant to all indemnification agreements existing on the date hereof and the certificate of incorporation and bylaws of Boole in effect on the date hereof (and BMC shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) For a period of six (6) years after the Effective Time, BMC shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Boole's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to BMC) with coverage in amount and scope at least as favorable as Boole's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that (i) in no event shall BMC be required to expend per year for such coverage more than an aggregate of 200% of the current annual premium expended by Boole to provide such coverage; (ii) if the annual premiums of such insurance coverage exceed such amount, BMC shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and (iii) if a policy of the type described in this
Section 7.2(b) is not available in the market, BMC shall obtain a policy that is as close as possible to being as favorable as Boole's existing coverage.

         (c) The provisions of this Section 7.2 are intended to be for the benefit of, and shall be enforceable by, each person who is entitled to indemnification under this Section 7.2 and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any such indemnified party and his or her heirs and representatives may have under the bylaws of Boole or any of its subsidiaries, any contract or applicable law. BMC and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by any person entitled to indemnification under this Section 7.2 who is the prevailing party in an action seeking to reinforce the indemnity and other obligations provided for in this Section 7.2.

         7.3.    Affiliate Agreements.

                 7.3.1. Boole Affiliates. To insure that the Merger will be treated as a "pooling of interests" and to insure compliance with Rule 145 of the rules and regulations promulgated by the Commission and the Securities Act, each of Boole's directors, executive officers and beneficial owners of 10% or more of Boole's Common Stock identified as possible "affiliates" (as such term is used in Rule 145 under the Securities Act) has concurrently signed and delivered to BMC the Boole affiliate agreements in the form attached as Exhibit C.

                 7.3.2. BMC Affiliates. To insure that the Merger will be treated as a "pooling of interests," each of BMC's directors, executive officers and beneficial owners of 10% or more of BMC's Common Stock identified as possible "affiliates" (as such term is used in Rule 145 under the Securities Act) has concurrently signed and delivered to BMC the BMC affiliate agreements in the form attached as Exhibit D.

         7.4. Employee Benefit Plans of Boole. BMC shall take all actions necessary or appropriate to permit the employees of Boole and its subsidiaries ("Boole Employees") to continue to participate from and after the Closing Date in the Boole Plans maintained by Boole and its subsidiaries immediately prior to the Closing Date. Notwithstanding the foregoing, BMC may permit or cause any such Boole Plan to be terminated or discontinued on or after the Closing Date, provided that BMC shall take all actions necessary or appropriate to permit the Boole Employees participating in such Boole Plan to immediately thereafter participate in the comparable BMC Plan maintained by BMC or any of its subsidiaries for their similarly situated employees. If the Boole Plan that is terminated or discontinued by BMC is a group health plan, then BMC shall permit each Boole Employee participating in such group health plan to be covered under a BMC Plan that (i) provides medical and dental benefits to each such Boole Employee effective immediately upon the cessation of coverage of such individuals under such group health plan, (ii) credits such Boole Employee, for the year during which such coverage under such BMC Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (iii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage and to the extent such restrictions were not applicable under such group health plan. BMC and the BMC Plans shall recognize each Boole Employee's years of service and level of seniority with Boole and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the BMC Plans (other than benefit accruals under any defined benefit pension plan).

         7.5. Boole ESPP. As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period underway under the ESPP immediately prior to the Effective Time shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, Boole may take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 7.5.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1. Entirety. This Agreement, the attachments and Schedules thereto, the Plan of Merger, those certain confidentiality letter agreements dated September 18, 1998, that certain confidentiality letter agreement dated October 14, 1998 and the Stock Option Agreement embody the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements among the parties with respect thereto are hereby superseded in their entirety.

         8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by overnight courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                  IF TO BMC

Addressed to:                         With a copy to:

BMC Software, Inc.                    Vinson & Elkins L.L.P.
2101 Citywest Blvd.                   2300 First City Tower
Houston, TX  77042-2827               1001 Fannin
Attention:  Tim Shen                  Houston, TX 77002-6760
Facsimile: (713) 918-8000             Attention:  John S. Watson
                                      Facsimile:  (713) 615-5236

                                 IF TO BOOLE

Addressed to:                         With a copy to:

Boole & Babbage, Inc.                 Cooley Godward LLP
3131 Zanker Road                      3000 El Camino Real
San Jose, CA  95134-1933              Palo Alto, CA 94306
Attention:  Paul Newton               Attention:  Alan Mendelson and Keith Flaum
Facsimile: (908) 526-3056             Facsimile:  (650) 857-0663

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the fifth business day after so mailed, and any communication so addressed and if delivered by overnight courier or facsimile to such address shall be deemed to be received (i) in the case of delivery by overnight courier, on the second business day after such communication is delivered to the overnight courier service, and (ii) in the case of delivery by facsimile, upon delivery during normal business hours on any business day.

         8.4. Termination of Representations, Warranties, etc. The respective representations, warranties, covenants and agreements contained in this Agreement shall expire with, and be terminated and extinguished by, the Merger at the time of the consummation thereof on the Effective Time; provided, however, that this Section 8.4 shall not limit or otherwise effect any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

         8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law.

         8.9. Public Announcements. The parties agree that before the Effective Time they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law, rule or regulation to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         8.10. Definitions. The following terms are defined in the indicated place:

                                                          Section or
             Term                                         Paragraph
             ----                                         ---------
             Agreement                                    Premises
             Boole Common Stock                           Premises
             Boole Employees                              7.4
             Boole Options                                1.10 of the Plan of Merger
             Boole Option Plans                           1.10 of the Plan of Merger
             Boole Plans                                  2.7.1
             Boole Reports                                2.5
             Boole Transaction Proposals                  4.3.6.1
             Another Boole Transaction                    4.3.6.2
             Applicable Environmental Laws                2.17.3
             Break-Up Fee                                 4.3.6.2
             Code                                         Premises
             Commission                                   2.5
             DGCL                                         Premises
             Effective Time                               1.3
             Encumbrance                                  2.4
             ERISA                                        2.20
             Exchange Act                                 2.5
             HSR                                          2.21
             Intellectual Property                        2.12
             Investment Company Act                       2.24

                                                          Section or
             Term                                         Paragraph
             ----                                         ---------
             BMC Common Stock                             Premises
             BMC Plans                                    3.9
             BMC Reports                                  3.4
             BMC Shares                                   1.9.2 of the Plan of Merger
             Material Adverse Effect                      1.4
             Merger Consideration                         1.9.2 of the Plan of Merger
             Merging Corporations                         Premises
             OSHA                                         2.18
             Proxy Statement                              2.23
             Securities Act                               4.4.4
             Superior Boole Transaction                   4.3.6.1
             Proposal

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.


                                    BMC SOFTWARE, INC.


                                    By:  /s/ Max P. Watson Jr.
                                       --------------------------------
                                    Name:  Max P. Watson Jr.
                                    Title:  Chairman, President and
                                            Chief Executive Officer


                                    RANGER ACQUISITION CORP.



                                    By:  /s/ Max P. Watson Jr.
                                       --------------------------------
                                    Name:  Max P. Watson Jr.
                                    Title:    President


                                    BOOLE & BABBAGE, INC.


                                    By:  /s/ Paul E. Newton
                                       --------------------------------
                                    Name:  Paul E. Newton
                                    Title:    President and Chief
                                              Executive Officer

                                                                       EXHIBIT A



                          PLAN AND AGREEMENT OF MERGER


                         Merging Merger Sub into Boole


         THIS PLAN AND AGREEMENT OF MERGER, dated as of October 31, 1998 (this "Plan of Merger"), is by and between Ranger Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of BMC, Inc., a Delaware corporation ("BMC"), and Boole, Inc., a Delaware corporation ("Boole"). Merger Sub and Boole are hereinafter sometimes referred to as the "Merging Corporations."

                             PRELIMINARY STATEMENT

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Reorganization dated as of October 31, 1998 (the "Agreement") among BMC, Merger Sub and Boole.

         The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which 100 shares are outstanding, all of which are owned by BMC. The authorized capital stock of Boole consists of 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding and 45,000,000 shares of common stock, par value $.001 per share ("Boole Common Stock"), of which 27,667,249 shares are issued and outstanding and an additional 8,453,000 shares are reserved for issuance in conjunction with various employee benefit plans, and 3,065,930 shares are held in Boole's treasury.

         The Boards of Directors of each of the Merging Corporations, respectively, have approved the Agreement and this Plan of Merger.

         Accordingly, in consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1. Surviving Corporation. Subject to the adoption and approval of this Plan of Merger by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Merger Sub and Boole shall be, upon the Effective Time (as defined in Section 1.3 hereof), merged into a single surviving corporation, which shall be Boole (the "Surviving Corporation"), one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state.

         1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective certificates of incorporation and the applicable laws of the State of Delaware.

         1.3. Effective Time. The merger of Merger Sub with and into Boole (the "Merger") shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 251 of the Delaware General Corporation Law. The time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         1.4. Name and Continued Corporate Existence of Surviving Corporation. At the Effective Time, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Boole shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Merger Sub shall be wholly merged into Boole and Boole shall be fully vested therewith. Accordingly, at the Effective Time, the separate existence of Merger Sub shall cease.

         1.5. Governing Law and Certificate of Incorporation of Surviving Corporation. The laws of the State of Delaware shall continue to govern the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until further amended in the manner provided by law, provided that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Boole & Babbage, Inc.".

         1.6. Bylaws of Surviving Corporation. Effective as of the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the certificate of incorporation and the bylaws.

         1.7.    Directors of Surviving Corporation

                 1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Time, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Time, are as follows:

                 NAME                              ADDRESS
                 Max P. Watson Jr.                 2101 Citywest Blvd.
                                                   Houston, TX  77042

                 William M. Austin                 2101 Citywest Blvd.
                                                   Houston, TX  77042

                 M. Brinkley Morse                 2101 Citywest Blvd.
                                                   Houston, TX  77042

                 1.7.2. Vacancies. At or after the Effective Time, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the certificate of incorporation and/or bylaws of the Surviving Corporation.

         1.8. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the certificate of incorporation.

         1.9.    Conversion of Securities upon Merger

                 1.9.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of Boole into shares of the capital stock of BMC shall be as hereinafter set forth in this Section 1.9.

                 1.9.2. Conversion of Boole Common Stock. At the Effective Time, each share of Boole Common Stock issued and outstanding immediately prior to the Effective Time, without any action on the part of the holders thereof, shall automatically become and be converted into a fraction of a fully paid and nonassessable share of issued and outstanding BMC Common Stock equal to 0.675 (the "Exchange Ratio"). The shares of BMC Common Stock to be issued in connection with the Merger (the "BMC Shares") are hereinafter referred to collectively as the "Merger Consideration."





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
                 1.9.3. Exchange of Boole Common Stock Certificates. Prior to the Effective Time, BMC (after consultation with and approval of Boole) shall select a reputable bank or trust company to act as the exchange agent under the Agreement and this Plan of Merger. As of the Effective Time, BMC shall deposit with the exchange agent, for the benefit of holders of shares of Boole Common Stock, for exchange in accordance with the Agreement and this Plan of Merger, certificates representing shares of BMC Common Stock issuable pursuant to the Agreement and this Plan of Merger and cash sufficient to make payments in lieu of fractional share interests. Promptly after the Effective Time, BMC shall cause the exchange agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of Boole Common Stock a form of letter of transmittal (mutually agreed to by BMC and Boole) and instructions for use in effecting the surrender of stock certificates that, prior to the Effective Time, represented shares of Boole Common Stock, in exchange for certificates representing shares of BMC Common Stock and a cash payment in lieu of fractional share interests. Commencing at the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Boole Common Stock may surrender the same to the exchange agent, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole BMC Shares into which the shares of Boole Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid, cash in lieu of fractional share interests and any unpaid dividends payable in accordance with the Agreement or this Plan of Merger. However, before surrender, each outstanding certificate representing issued and outstanding Boole Common Stock shall after the Effective Time be deemed, for all purposes, only to evidence ownership of the number of whole BMC Shares into which such shares have been so
         converted.   In the event of a transfer of ownership of Boole Common
         Stock which is not registered in the transfer records of Boole, a certificate representing the appropriate number of shares of BMC Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered, if, upon presentation to the exchange agent, such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of BMC Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of BMC that such tax has been paid or is not applicable. Unless and until such outstanding certificates formerly representing Boole Common Stock are so surrendered, no dividend payable to holders of record of BMC Common Stock as of any date after the Effective Time shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of BMC Shares represented thereby the amount of dividends, if any, which theretofore (but after the Effective Time) became payable with respect to such BMC Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends in respect thereof or to any distribution in respect thereof in the event of liquidation or to any voting or other privileges in respect thereof of a stockholder of BMC.





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
         If any stock certificate that, prior to the Effective Time, represented shares of Boole Common Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and, if required by BMC, the posting by such person of a bond in such reasonable amount as BMC may direct as indemnity against any claim that may be made against it with respect to such stock certificate), BMC shall cause the exchange agent to issue in exchange for such lost, stolen or destroyed stock certificate a certificate representing the appropriate number of shares of BMC Common Stock, cash in lieu of any fractional share interests and any unpaid dividends, issuable or payable in accordance with the Agreement and this Plan of Merger.

                 1.9.4. BMC Fractional Shares. No certificates for fractional share interests of BMC Common Stock will be issued, but, in lieu thereof, BMC will settle all such fractional share interests in cash on the basis of the closing price for BMC Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) on the last trading day before the Effective Time.

                 1.9.5. Boole's Transfer Books Closed. Upon the Effective Time, the stock transfer books of Boole shall be deemed closed, and no transfer of any certificates theretofore representing the shares of Boole shall thereafter be made or consummated.

                 1.9.6. Conversion of Merger Sub Common Stock. At the Effective Time, each share of Merger Sub Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into one share of Boole Common Stock.

         1.10. Treatment of Stock Options. At the Effective Time, each option to purchase Boole Common Stock outstanding immediately prior to the Effective Time (collectively, the "Boole Options") (which includes all outstanding options granted under Boole's stock option plans other than the ESPP (the "Boole Option Plans")) will and without any further action on the part of any holder thereof (herein, an "optionholder"), be assumed by BMC and become an option to purchase that number of shares of BMC Common Stock determined by multiplying the number of shares of Boole Common Stock subject to such Boole Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of BMC Common Stock equal to the exercise price per share of such Boole Option divided by the Exchange Ratio. If the foregoing calculation results in an assumed Boole Option being exercisable for a fraction of a share of BMC Common Stock, then the number of shares of BMC Common Stock subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule, and all other terms and conditions of the Boole Options will otherwise be unchanged by the provisions of this Section 1.10 and shall operate in accordance with their terms. All shares of BMC Common Stock issued upon exercise of the assumed Boole Options shall be registered under an effective Form S-8 Registration Statement (or other comparable form) filed with the Securities and Exchange





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
Commission (the "Commission") in accordance with Section 7.1 of the Agreement. Except as provided in the Agreement or this Plan of Merger or as otherwise agreed to by the parties, each of the Boole Option Plans providing for the issuance or grant of Boole Options shall be assumed as of the Effective Time by BMC with such amendments thereto as may be required to reflect the Merger.

         1.11.   Assets and Liabilities

                 1.11.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

                 1.11.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Paragraph 1.11.2 and otherwise carry out the intent and purposes of this Agreement.

                 1.11.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally





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
         accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

                 1.11.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by BMC for the payment of the consideration into which the outstanding shares of Boole Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Time, shall be paid or delivered to BMC; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of Boole Common Stock shall thereafter look only to BMC for exchange or payment thereof upon surrender of such certificate or certificates to BMC.

         1.12. Taking of Necessary Action; Further Action. Merger Sub and Boole shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Boole or Merger Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                                 MISCELLANEOUS

         2.1. Counterparts. This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         2.2. Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

         2.3. Waiver and Amendment. Any provision of this Plan of Merger may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Plan of Merger may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Plan of Merger shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Plan of Merger shall not preclude it from seeking redress for breach of this Plan of Merger other than with respect to the condition so waived.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                RANGER ACQUISITION CORP.


                                By:  /s/ Max P. Watson Jr.
                                   ----------------------------
                                Name:  Max P. Watson Jr.
                                Title: President



                                BOOLE & BABBAGE, INC.


                                By:  /s/ Paul E. Newton
                                   ----------------------------
                                Name:  Paul E. Newton
                                Title: President and Chief Executive Officer





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